Exhibit 99.1

PRESS RELEASE	eLoyalty Corporation
Contact:	150 Field Drive, Suite 250
eLoyalty Corporation	Lake Forest, Illinois
Chris Min, Vice President and Chief Financial Officer	60045
(847) 582-7222
ir@eloyalty.com	www.eloyalty.com
t 847.582.7000
f 847.582.7001

eLoyalty Reports Improved First Quarter 2008 Results

Strong business delivery and expense focus contributed to $0.7 million adjusted earnings

LAKE FOREST, IL, May 7, 2008 – eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise customer relationship management (CRM) services and solutions company, today announced financial results for the first quarter ended March 29, 2008.

For the first quarter of 2008, total revenue was $23.9 million and the net loss was $4.2 million. The net loss available to common shareholders was $0.49 per share. eLoyalty realized “Adjusted Earnings1” of $0.7 million for the first quarter of 2008. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings income to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

	Three Months Ended
(000's)	3/29/2008	3/31/2007
Revenue:
Consulting services	$10,581	$13,346
Managed services	10,771	8,831

Services revenue	21,352	22,177
Product	1,778	4,407

Net revenue	23,130	26,584
Reimbursed expenses	738	1,338

Total revenue	$23,868	$27,922

First Quarter Highlights

Highlights for the first quarter of 2008 include:

•	6% sequential increase in Services Revenue

•	11% sequential increase in Total Revenue

•	$719 thousand of Adjusted Earnings

•	$2.5 million sequential improvement in Adjusted Earnings

•	Record $10.8 million of Managed Services Revenue

As compared to Q4, Adjusted Earnings were positively impacted by an incremental $342 thousand from the expanded Salary Replacement Program.

PRESS RELEASE

Outlook

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

During the second quarter, the Company expects lower CRM consulting revenue due to budget pressures at several large consulting accounts and to experience the one-time impact of a contract modification on one of its Behavioral Analytics™ contracts. Based on these factors, the Company currently expects to achieve second quarter Services revenue of $19.0 million and not exceed or fall below the target by more than 5%.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, May 7, 2008. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the call is completed until May 21, 2008, by dialing (800) 642-1687 or, for international callers, (706) 645-9291. To access the replay, participants will be required to enter the Conference ID of 42181474.

About eLoyalty

eLoyalty helps its customers achieve breakthrough results with revolutionary analytics and advanced technologies that drive continuous business improvement. With a long track record of delivering proven solutions for many of the Fortune 1000, eLoyalty’s offerings include Behavioral Analytics™, Integrated Contact Solutions and Consulting Services, aligned to enable focused business transformation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

PRESS RELEASE

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

PRESS RELEASE

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended
	March 29, 2008	March 31, 2007
Revenue:
Services	$21,352	$22,177
Product	1,778	4,407

Revenue before reimbursed expenses (net revenue)	23,130	26,584
Reimbursed expenses	738	1,338

Total revenue	23,868	27,922
Operating expenses:
Cost of services	13,349	14,737
Cost of product	1,401	3,514

Cost of revenue before reimbursed expenses	14,750	18,251
Reimbursed expenses	738	1,338

Total cost of revenue, exclusive of depreciation and amortization shown below:	15,488	19,589
Selling, general and administrative	11,443	12,438
Severance and related costs	169	—
Depreciation and amortization	963	773

Total operating expenses	28,063	32,800

Operating loss	(4,195)	(4,878)
Interest and other income (expense), net	78	327

Loss before income taxes	(4,117)	(4,551)
Income tax (provision) benefit	(33)	4

Net loss	(4,150)	(4,547)
Dividends related to Series B preferred stock	(324)	(366)

Net loss available to common stockholders	$(4,474)	$(4,913)

Basic net loss per common share	$(0.49)	$(0.61)

Diluted net loss per common share	$(0.49)	$(0.61)

Shares used to calculate basic net loss per share	9,062	8,035

Shares used to calculate diluted net loss per share	9,062	8,035

Stock-based compensation, primarily restricted stock, included in individual line items above:
Cost of services	$360	$296
Selling, general and administrative	3,422	3,311
Severance and related costs	45	—

PRESS RELEASE

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 29, 2008	December 29, 2007
ASSETS:
Current Assets:
Cash and cash equivalents	$17,329	$21,412
Restricted cash	2,455	2,455
Receivables, (net of allowances of $107 and $ 110)	12,795	11,322
Prepaid expenses	10,802	8,465
Other current assets	1,473	1,074

Total current assets	44,854	44,728
Equipment and leasehold improvements, net	8,021	7,391
Goodwill	2,643	2,643
Intangibles, net	773	828
Other long-term assets	4,267	4,461

Total assets	$60,558	$60,051

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$4,574	$2,997
Accrued compensation and related costs	4,469	5,555
Unearned revenue	14,122	11,772
Other current liabilities	3,726	3,783

Total current liabilities	26,891	24,107
Long-term unearned revenue	5,848	7,416
Other long-term liabilities	2,322	1,625

Total liabilities	35,061	33,148

Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,631,547 and 3,745,070 shares issued and outstanding with a liquidation preference of $18,845 and $19,768 at March 29, 2008 and December 29, 2007, respectively	18,521	19,100
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 10,297,040 and 9,885,458 shares issued at March 29, 2008 and December 29, 2007; and 10,176,169 and 9,735,492 outstanding at March 29, 2008 and December 29, 2007, respectively	103	99
Additional paid-in capital	174,430	172,483
Accumulated deficit	(162,698)	(158,548)
Treasury stock, at cost, 120,871 and 149,966 shares at March 29, 2008 and December 29, 2007	(1,242)	(2,731)
Accumulated other comprehensive loss	(3,617)	(3,500)

Total stockholders’ equity	6,976	7,803

Total liabilities and stockholders’ equity	$60,558	$60,051

PRESS RELEASE

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Three Months Ended
	March 29, 2008	March 31, 2007
Cash Flows from Operating Activities:
Net loss	$(4,150)	$(4,547)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	963	773
Stock-based compensation	3,827	3,607
Provision for uncollectible amounts	14	—
Changes in assets and liabilities:
Receivables	(1,483)	(3,500)
Prepaid expenses	(1,681)	(2,504)
Other assets	(511)	(785)
Accounts payable	1,563	2,049
Accrued compensation and related costs	(1,079)	661
Unearned revenue	760	5,612
Other liabilities	(104)	504

Net cash (used in) provided by operating activities	(1,881)	1,870

Cash Flows from Investing Activities:
Capital expenditures and other	(337)	(1,007)

Net cash used in investing activities	(337)	(1,007)

Cash Flows from Financing Activities:
Acquisition of treasury stock	(1,229)	(1,386)
Payment of Series B dividends	(669)	(732)
Proceeds from stock compensation and employee stock purchase plans	126	8
Principal payments under capital lease obligations	(121)	—
Other	—	1

Net cash used in financing activities	(1,893)	(2,109)

Effect of exchange rate changes on cash and cash equivalents	28	13

Decrease in cash and cash equivalents	(4,083)	(1,233)
Cash and cash equivalents, beginning of period	21,412	31,645

Cash and cash equivalents, end of period	$17,329	$30,412

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$1,201	$—
Capital equipment purchased on credit	1,201	—
Change in net unrealized security gain	(116)	—
Supplemental Disclosures of Cash Flow Information:
Cash refunded for income taxes, net	$—	$—
Interest paid	(161)	—

PRESS RELEASE

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended
	March 29, 2008	March 31, 2007
GAAP — Operating loss	$(4,195)	$(4,878)
Add back (reduce) the effect of:
Stock-based compensation	3,782	3,607
Severance and related costs	169	—
Depreciation and amortization	963	773

Adjusted earnings measure — income (loss)	$719	$(498)